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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT

                                           Jurisdiction
Name                                     of Incorporation                  dba
----                                     ----------------                  ----
Allergy Immuno Technologies, Inc.           Delaware                       none

Lancer Orthodontics, Inc.                   California                     none